Exhibit 10.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

GEOGLOBAL RESOURCES INC.

AND

THE ISRAEL LAND DEVELOPMENT COMPANY – ENERGY LTD.

______________________________

DATED AS OF NOVEMBER 21, 2011

_______________________________

i

EXHIBITS

Exhibit A                      Form of Registration Rights Agreement

Exhibit B                      Form of Opinion of U.S. Legal Counsel

ii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is dated as of November 21, 2011, by and among GeoGlobal Resources Inc., a Delaware corporation (the “Company”), and The Israel Land Development Company – Energy Ltd. (“ILDE”), a company incorporated in Israel.

W I T N E S S E T H:

WHEREAS, ILDE has agreed to purchase, and the Company has agreed to issue, Sixteen Million, Four Hundred and Sixty-Six Thousand, Six Hundred and Thirty-Nine (16,466,639) shares of common stock, $0.001 par value, of the Company (the “Common Stock”) on the terms set forth in this Agreement (the “Transaction”);

WHEREAS, the board of directors of the Company (the “Company Board”) (upon the unanimous recommendation of a special committee consisting solely of directors of the Company determined by the Company Board to be “independent” pursuant to the rules of the NYSE Amex (the “Special Committee”)), has approved the Transaction;

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Securities Purchase and Exchange Agreement, dated as of the date hereof, by and among the Company and ILDE pursuant to which the Company agreed, upon the satisfaction of the conditions set forth therein, to (a) issue 32,740,479 shares of Common Stock and 16,466,639 warrants to purchase shares of Common Stock (the “Warrants”), to ILDE in exchange for the issuance by ILDE of 28,402,262 ordinary shares, nominal value NIS0.01 per share, of ILDE and (b) grant ILDE the right to purchase 16,466,639 units, each consisting of (i) one (1) share of Common Stock and (ii) a Warrant; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are executing and delivering the registration rights agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which ILDE will be entitled to registration rights with respect to the Issued Shares (as defined herein) on the terms and subject to the conditions set forth in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

STOCK PURCHASE

Section 1.1 Issued Shares

(a) On the terms and subject to the conditions of this Agreement, at the Closing, in consideration of the payment of $3,951,993 in cash by ILDE to the Company, the Company shall issue to ILDE 16,466,639 shares of Common Stock (the “Issued Shares”) by delivering to ILDE a certificate or certificates representing the Issued Shares, in each case, free and clear of all Encumbrances (other than as imposed by federal or state securities laws).

(b) On the terms and subject to the conditions of this Agreement, the closing of the Transaction (the “Closing”) will take place by exchange of documents via fax and electronic delivery, on the date hereof, or at such other date, time or place as the Company and ILDE may agree.  The date on which the Closing occurs is referred to as the “Closing Date.”

Section 1.2 Securities Act Exemption and Compliance; Registration Rights; Private Placement

(a) The Issued Shares initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder.

(b) Legends.  In addition to any legend imposed by applicable state securities laws, the certificates representing the shares of Common Stock issued pursuant to this Agreement shall bear a restrictive legend, stating substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR, AN EXEMPTION SUCH THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(c) Registration Rights.  ILDE shall be entitled to the registration rights set forth in the Registration Rights Agreement on the terms and subject to the conditions set forth therein.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Reports filed prior to the close of business on November 14, 2011 (the “Measurement Date”), the Company hereby represents and warrants to ILDE as follows:

Section 2.1 Due Organization, Good Standing and Corporate Power

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each of the Company’s Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing or has equivalent status under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing or has equivalent status in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing or to have equivalent status would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.2 Authorization and Validity of Agreement

The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been, and the Registration Rights Agreement when executed and delivered will be, duly executed and delivered by the Company, and each is, or will be when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 2.3 Consents and Approvals; No Violations

The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the Transaction, do not and will not (i) violate or conflict with any provision of its certificate of incorporation or bylaws or the comparable governing documents of any of its Subsidiaries, (ii) violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority, except any other filing, Permit, consent, approval or notice provided for in the Registration Rights Agreement and filings required by ILDE as a stockholder of the Company, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.4 Capitalization of the Company

(a) The authorized capital stock of (i) the Company consists of 200,000,000 shares of Common Stock, (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Company Preferred Stock”).  As of the Measurement Date, there were 82,746,933 shares of Common Stock issued and outstanding, and no shares of Company Preferred Stock issued and outstanding.  As of the Measurement Date, no shares of Common Stock were reserved for issuance except for 8,897,647 shares of Common Stock that were reserved for issuance upon the exercise of outstanding options and warrants (the “Company Options or Warrants”).  Between the Measurement Date and the date hereof, the Company has not issued any shares of Common Stock (other than pursuant to the exercise of Company Options or Warrants) or awarded any Company Options or Warrants.  All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  As of the date hereof, except as set forth above and except for shares of Common Stock issuable pursuant to the Company Options or Warrants outstanding as of the Measurement Date, there are no outstanding or authorized options, warrants, rights, calls, commitments, preemptive rights, subscriptions, claims of any character, convertible or exchangeable securities, or other Contracts, contingent or otherwise, relating to Common Stock or any capital stock or capital stock equivalent or other nominal interest in the Company or any of its Subsidiaries which relate to the Company (collectively, “Company Equity Interests”) pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue or sell shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any Company Equity Interests.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding securities of the Company or any Company Equity Interests.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Company stockholders may vote are issued or outstanding as of the date hereof.

(b) When issued in accordance with the terms of this Agreement, the Issued Shares to be issued to ILDE pursuant to Section 1.1(a) will be duly authorized, validly issued, fully paid and non-assessable free and clear of all Encumbrances (other than as imposed by federal or state securities laws).

Section 2.5 Absence of Certain Events

Except as required or expressly permitted by this Agreement or as reflected in the Company Financial Statements filed on or prior to the Measurement Date, there has not occurred any event, occurrence or condition which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.6 Company SEC Reports; Financial Statements

(a) Each of the Company and its Subsidiaries has timely filed with the SEC all registration statements, prospectuses, reports, schedules, forms, proxy statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by the Company (the “Company SEC Reports”).  The Company SEC Reports (i) were prepared and will be prepared (when filed after the date of this Agreement) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Company SEC Report filed with the SEC prior to the date of this Agreement.  No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act by Law or Contract.

(b) Each of the consolidated financial statements of the Company (including, in each case, any notes thereto) contained in the Company SEC Reports (the “Company Financial Statements”) was prepared and will be prepared (when filed after the date of this Agreement) in accordance with GAAP (except as may be indicated in the notes thereto) and presented fairly and will present fairly (when filed after the date of this Agreement) in all material respects the consolidated financial position and consolidated results of operations of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience.

Section 2.7 No Undisclosed Liabilities

As of the date of this Agreement, there are no liabilities of the Company or any of its Subsidiaries which are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

(a) liabilities reflected or reserved against in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2010 (the “Balance Sheet Date”) or as otherwise disclosed in the Company SEC Reports;

(b) liabilities incurred since the Balance Sheet Date in the ordinary course of business; and

(c) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.8 Compliance with Law

          Except as disclosed in the Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries is in default or violation of any Law applicable to the Company or such Subsidiary or by which any of the assets of the Company or any such Subsidiary is bound.

Section 2.9 Litigation

          Other than Actions disclosed in the Company SEC Reports, as of the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Other than Orders disclosed in the Company SEC Reports, as of the date of this Agreement, there are no Orders outstanding against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.10 Broker’s or Finder’s Fee

Except for Rodman & Renshaw, LLC, whose fees shall be paid solely by the Company, no Person acting on behalf of the Company or any of its Subsidiaries is, or will be, entitled to any investment banking, broker’s, finder’s or similar fee for which the Company, ILDE or any of their respective Affiliates after the Closing could have any liabilities in connection with this Agreement or the Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF ILDE

ILDE hereby represents and warrants to the Company as follows:

Section 3.1 Due Organization, Good Standing and Corporate Power

ILDE is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to conduct its business as now being conducted.

Section 3.2 Authorization and Validity of Agreement

ILDE has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by ILDE, and the consummation by ILDE of the Transaction, have been duly authorized and approved by all necessary action on the part of ILDE and no other action on the part of ILDE is necessary to authorize the execution and delivery of this Agreement or the consummation of the Transaction.  This Agreement has been duly executed and delivered by ILDE and is a valid and binding obligation of ILDE enforceable against ILDE in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.3 Consents and Approvals; No Violations

The execution and delivery of this Agreement by ILDE and the consummation by ILDE of the Transaction, do not and will not (i) violate or conflict with any provision of its certificate of incorporation, bylaws or other comparable governing documents, as the case may be, (ii) violate or conflict with any Law or Order applicable to ILDE or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of ILDE, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which ILDE is a party, or by which ILDE may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.4 Broker’s or Finder’s Fee

No Person acting on behalf of ILDE is, or will be, entitled to any investment banking, broker’s, finder’s or similar fee for which the Company or any of its Affiliates after the Closing could have any liabilities in connection with this Agreement or any of the Transaction.

Section 3.5 Accredited Investor; Acquisition for Own Account

(a) Accredited Investor.  ILDE has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has the ability to bear the economic risks of the investment contemplated by this Agreement and is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b) Acquisition for Own Account.  The shares of Common Stock contemplated by this Agreement are being acquired for ILDE’s own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities Laws of the United States and any state of the United States, without prejudice, however, to the rights of ILDE at all times to sell or otherwise dispose of all or any part of such securities in a transaction that does not violate the Securities Act, under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, and in compliance with other applicable state and federal securities Laws.

ARTICLE IV

COVENANTS

Section 4.1 Confidentiality

Each party hereto agrees that it shall not, and shall cause its Affiliates and representatives not to, without the prior written consent of the other party, disclose or issue or cause the publication of any press release or other public statement or any written communications to investors, employees and vendors with respect to this Agreement or the Transaction, the terms hereof or any confidential or proprietary information received from the other party in connection with the Transaction; provided, however, that nothing herein shall prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure (a) is required (i) by applicable Law, (ii) by the rules of any applicable national securities exchange or (iii) to comply with the disclosure requirements of the SEC, in which case the party making such determination will use its commercially reasonable efforts to allow the other party hereto reasonable time to comment on such release or announcement in advance of its issuance or (b) contains only information that has already been included in a prior public statement made in accordance with this Section 4.1 and such party has provided the other party hereto with advance notice of such press release or public announcement.

Section 4.2 Fees and Expenses

(a) Except as set forth in the Registration Rights Agreement, ILDE will bear all of the fees and expenses of ILDE and its Affiliates in connection with the Transaction and (b) the Company will bear all of the fees and expenses of the Company and its Affiliates in connection with the Transaction.

Section 4.3 Company Board Representation

Effective as of the Closing Date, the Company shall cause one (1) director then serving on the Company Board to resign from the Company Board and the Company, acting through the Company Board, shall appoint one individual selected by ILDE to fill the vacancy created thereby.  Thereafter, for so long as ILDE and its Affiliates hold at least 16% of the issued and outstanding shares of Common Stock, the Company shall take such action as is necessary to nominate one (1) individual selected by ILDE to serve on the Company Board.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Survival of Representations, Warranties and Covenants

None of the representations and warranties in this Agreement shall survive the Closing, and the covenants in this Agreement requiring performance following the Closing shall survive the Closing in accordance with their respective terms.

Section 5.2 Amendment and Modification

Subject to applicable Law, this Agreement may be amended, modified, or supplemented only by the written agreement of the parties hereto.

Section 5.3 Waiver of Compliance

Except as otherwise provided in this Agreement, the failure by any Person to comply with any obligation, covenant, agreement or condition may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  The failure of any Person to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part of this Agreement or the right of any Person thereafter to enforce each and every such provision.  No waiver of any breach of any provisions of this Agreement will be held to be a waiver of any other or subsequent breach.

Section 5.4 Notices

All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a party may provide by notice to the other:

If to the Company:

GeoGlobal Resources Inc.
Suite 200, 625 - 4th Ave. S.W.
Calgary, Alberta
T2P 0K2
Fax: (403) 777-9199
Attention:  Paul Miller

With a copy (which shall not constitute notice) to:

 Paul, Weiss, Rifkind, Wharton & Garrison LLP
            1285 Avenue of the Americas
           New York, NY10019-6064
           Fax:  (212) 492-0078
           Attention:  Andrew J. Foley, Esq.

If to ILDE:

The Israel Land Development Company – Energy Ltd.
2 Shenkar St.
Tel-Aviv, Israel
Fax: +972 (3) 796-2246
Attention: Ohad Marani, CEO

With a copy (which shall not constitute notice) to:

CBLS Law Offices
35th floor, 5 Azrieli Center, Square Tower
Tel-Aviv
Israel
Fax: +972 (3) 718-8701
Attention: Barak Luchtenstein, Adv.

Section 5.5 Definitions

As used in this Agreement, the following terms have the respective meanings set forth below.

“Action” means any controversy, claim, action, litigation, arbitration, mediation or any other proceeding by or before any Governmental Entity, arbitrator, mediator or other Person acting in a dispute resolution capacity, or any investigation, subpoena or demand preliminary to any of the foregoing.

 “Affiliate” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.  For purposes of this Agreement, (i) the Company and its Subsidiaries shall not be considered Affiliates of ILDE or any of its Affiliates (other than the Company and its Subsidiaries) and (ii) ILDE and its Affiliates shall not be considered Affiliates of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Balance Sheet Date” has the meaning set forth in Section 2.7(a).

“Closing” has the meaning set forth in Section 1.1(b).

“Closing Date” has the meaning set forth in Section 1.1(b).

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Equity Interests” has the meaning set forth in Section 2.4(a).

“Company Financial Statements” has the meaning set forth in Section 2.6(a).

“Company Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement on a timely basis or to consummate the Transaction on a timely basis; provided, however, that in no event shall any of the following be deemed to constitute a Company Material Adverse Effect:  any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which the Company or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of the Company and its Subsidiaries, (iv) any acts of terrorism or war or (v) compliance with the terms of, or the taking of any action required by, this Agreement; except in the case of each of clauses (i), (ii), (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct their business.

“Company Options or Warrants” has the meaning set forth in Section 2.4(a).

“Company Preferred Stock” has the meaning set forth in Section 2.4(a).

“Company SEC Reports” has the meaning set forth in Section 2.6(a).

 “Contract” means any legally binding instrument or legal obligation of any kind, whether written or oral.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by Contract or credit arrangement or otherwise.

 “Encumbrance” means any lien, security interest, pledge, mortgage, deed of trust, charge, option or other encumbrance attaching to title to any tangible or intangible property or right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board, bureau, body or other governmental authority or instrumentality or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state or local.

“ILDE” has the meaning set forth in the preamble to this Agreement.

“ILDE Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of ILDE and its Subsidiaries taken as a whole or (ii) the ability of ILDE to perform its  obligations under this Agreement on a timely basis or to consummate the Transaction on a timely basis; provided, however, that in no event shall any of the following be deemed to constitute an ILDE Material Adverse Effect:  any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which ILDE or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of ILDE and its Subsidiaries, (iv) any acts of terrorism or war or (v) compliance with the terms of, or the taking of any action required by, this Agreement; except in the case of each of clauses (i), (ii), (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on ILDE and its Subsidiaries as compared to other persons in the industry in which ILDE and its Subsidiaries conduct their business.

“Issued Shares” has the meaning set forth in Section 1.1(a).

“Law” means any federal, state, local or foreign statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

“Measurement Date” has the meaning set forth in Article II.

“NYSE Amex” means the New York Stock Exchange Amex.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

“Permit” means any permit, approval, license, authorization, certificate, right, exemption or Order from any Governmental Authority.

“Person” means any individual or legal entity, including any partnership, joint venture, corporation, trust, unincorporated organization, limited liability company or Governmental Authority.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Committee” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any specified Person, (a) a corporation of which more than fifty percent (50%) of the voting or capital stock is, as of the time in question, directly or indirectly owned by such Person and (b) any partnership, joint venture, association, or other entity in which such Person, directly or indirectly, owns more than fifty percent (50%) of the equity or economic interest thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity.

“Transaction” has the meaning set forth in the recitals to this Agreement.

Section 5.6 Interpretation

Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:
(a) The Article and Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(b) When a reference is made in this Agreement to an Article or a Section, paragraph, Exhibit or Schedule, such reference shall be to an Article or a Section, paragraph, Exhibit or Schedule hereof unless otherwise clearly indicated to the contrary.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g) A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States.

(h) A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless Business Days is specified.

(i) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(j) Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

(k) The parties have participated jointly in the negotiation and drafting of this Agreement (including the Schedules and Exhibits hereto).  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(l) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and shall also be deemed to include all rules and regulations promulgated thereunder, and references to all attachments thereto and instruments incorporated therein.

Section 5.7 Third Party Beneficiaries

              Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.8 Successors and Assigns

This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns.  Neither the Company nor ILDE may assign this Agreement or any of its rights or liabilities hereunder without the prior written consent of the other party hereto, and any attempt to make any such assignment without such consent will be null and void.  Any such assignment will not relieve the party making the assignment from any liability under this Agreement.

Section 5.9 Severability

The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained herein.

Section 5.10 Governing Law; Dispute Resolution

This Agreement, and all claims arising hereunder or relating hereto, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, and each of the parties agrees to submit all disputes hereunder to binding arbitration to take place in London, England.

Section 5.11 Specific Performance

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transaction, will cause irreparable injury to the other party for which damages, even if available, will not be an adequate remedy.  Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 5.12 Counterparts

          This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 5.13 Entire Agreement

This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 5.14 Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

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IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

GEOGLOBAL RESOURCES INC.

By:/s/ Paul B. Miller

Name: Paul B. Miller

Title: President and CEO

THE ISRAEL LAND DEVELOPMENT COMPANY – ENERGY LTD.

By:/s/ Ohad Marani

Name: Ohad Marani

Title: CEO

Exhibit A

Form of Registration Rights Agreement

(See attached)

Exhibit B

Form of Opinion of U.S. Legal Counsel